Exhibit 3.840
CERTIFICATE OF LIMITED PARTNERSHIP
OF
REPUBLIC SERVICES OF WISCONSIN, LIMITED PARTNERSHIP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I.	The name of the limited partnership is: Republic Services of Wisconsin, Limited Partnership

II.	The address of the Partnership’s registered offtce in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington. County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of each general partner is as follows: NAME MAILING ADDRESS
Republic Services of Wisconsin GP. Inc. 110 S.E. 6th Street, 28th
Floor Ft. Lauderdale, FL 33301
IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Republic Services of Wisconsin, Limited Partnership, as of February 23, 2000.

REPUBLIC SERVICES OF WISCONSIN GP, INC. General Partner
By:	/s/ David A.Barclay
David A. Barclay, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:58 PM 11/10/2008
FILED 06:40 PM 11/10/2008
SRV 081105902 — 3181687 FHE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is Republic Services of Wisconsin, Limited Partnership
SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows:
The name and mailing address of each general partner as follows:
[Name: Republic Service of Wisconsta G.P,LLC S.E.6th street,Fort Lauderdale, FL 33301
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 10th day of November, A.D. 2008.

By:	/s/ David A. Barclay
General Partner (s) David A. Barclay, Vice President and Secretary of Republic Services of Wisconsin GP, LLC, Its General Partner

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:48 PM 01/09/2009
FIIED 01:32 PM 01/09/2009
SRV 090020439 — 3181687 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is
Republic Services of Wisconsin, Limited Partnership
SECOND: Article III of the Certificate of Limited Partnership shall be amended as ibllows:
The name and mailing address of each general partner is as follows:
Name: Republic Services of Wisconsin GP, LLC, 18500 North Allied Way, Phoenix, AZ 85054
I N WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 7th day of January, A.D. 2009.

Republic Services of Wisconsin GP, LLC
By:	/s/ Jo Lynn White
General Partner(s)

Name:	Jo Lynn White, Secretary
Print or Type